Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Ashford Hospitality Trust, Inc. for the registration of common stock, preferred stock, debt securities, warrants for the purchase of debt securities, preferred stock, or common stock and rights to purchase debt securities, common stock, or preferred stock and to the incorporation by reference therein of our reports dated March 2, 2015, with respect to the consolidated financial statements and schedules of Ashford Hospitality Trust, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Ashford Hospitality Trust, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Ashford Hospitality Trust, Inc. for the registration of common stock, preferred stock, debt securities, warrants for the purchase of debt securities, preferred stock, or common stock and rights to purchase debt securities, common stock, or preferred stock and to the incorporation by reference of our report dated March 31, 2015, with respect to the consolidated financial statements of PIM Highland Holding LLC as of and for the year ended December 31, 2014, included in Ashford Hospitality Trust, Inc. and subsidiaries’ Form 10-K/A dated March 31, 2015 filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Ashford Hospitality Trust, Inc. for the registration of common stock, preferred stock, debt securities, warrants for the purchase of debt securities, preferred stock, or common stock and rights to purchase debt securities, common stock, or preferred stock and to the incorporation by reference of our report dated January 29, 2015, with respect to the combined consolidated financial statements of The Ashford Hospitality Select Hotels as of and for the years ended December 31, 2013 and 2012 included in Ashford Hospitality Trust, Inc. and subsidiaries’ Current Report on Form 8-K dated January 29, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

May 15, 2015